                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant    [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under ss. 240.14a-12

                             AIR METHODS CORPORATION
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 -------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

         [ ]     Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3) Filing Party:

--------------------------------------------------------------------------------


(4) Date Filed:

--------------------------------------------------------------------------------

[LOGO]

                         The Exclusive Airborne Health Care Company...Since 1980

                                                         Air Methods Corporation
                                                       Denver/Centennial Airport
                                                                 NASDAQ/NMS:AIRM


June 28, 2006

TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Air Methods Corporation to be held on Wednesday, August 2, 2006, at the Company's corporate offices, 7211 South Peoria Street, in Englewood, Colorado, at 1:30 p.m., Mountain Time.

The purpose of the Annual Meeting is to consider and vote upon the election of Dr. Lowell D. Miller and Messrs. Ralph J. Bernstein and Paul H. Tate to Class III directorships and the approval of the 2006 Equity Compensation Plan. We will allow time at the meeting to review fiscal year 2005 accomplishments and goals for the future.

Attached is the Notice of Annual Meeting and Proxy Statement which we request you read carefully. A proxy is also enclosed and is accompanied by the 2005 Annual Report.

Our record-date stockholders who directly hold a stock certificate may vote shares electronically or telephonically through our transfer agent, American Stock Transfer and Trust Company, via the internet address WWW.VOTEPROXY.COM or by telephoning 1-800-PROXIES (1-800-776-9437). Voting options for stockholders whose shares are held in an account with a broker-dealer will depend on that broker-dealer's technology. For such stockholders, you will find instructions printed on the enclosed proxy. Proxies not containing such instructions must be voted by mail. Please respond promptly to the proxy regardless of which voting method you use. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted.

Thank you for your consideration.

FOR THE BOARD OF DIRECTORS,


George W. Belsey
Chairman of the Board

--------------------------------------------------------------------------------

PLEASE RESPOND PROMPTLY TO THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES ARE VOTED. IF RESPONDING BY REGULAR MAIL, PLEASE VERIFY THE PROXY IS SIGNED AND DATED. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF YOU MAIL THIS PROXY FROM ANYWHERE IN THE UNITED STATES.

--------------------------------------------------------------------------------

[LOGO]

                         The Exclusive Airborne Health Care Company...Since 1980

                                                         Air Methods Corporation
                                                       Denver/Centennial Airport
                                                                 NASDAQ/NMS:AIRM




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 2, 2006


TO THE STOCKHOLDERS OF AIR METHODS CORPORATION:

The 2006 Annual Meeting of Stockholders of Air Methods Corporation (the "Company"), a Delaware corporation, will be held at the Company's principal executive offices, 7211 South Peoria Street, in Englewood, Colorado, at 1:30 p.m., Mountain Time, on Wednesday, August 2, 2006, for the purpose of considering and voting upon the following:

1. To elect three directors, Ralph J. Bernstein, Lowell D. Miller, Ph.D., and Paul H. Tate to Class III directorships of the Company to serve until the annual meeting of stockholders in the year 2009;

2.   To approve the 2006 Equity Compensation Plan;

3. Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on Tuesday, June 13, 2006 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this meeting. The Company's list of Record Date registered stockholders will be available at the Company's corporate office commencing Friday, July 21, 2006, for review by interested parties. The list will also be available at the Annual Meeting, and all stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS:


Trent J. Carman
Secretary

June 28, 2006
Englewood, Colorado

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 2, 2006

                     SOLICITATION AND REVOCATION OF PROXIES

         This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Air Methods Corporation (the "Company") for use at the 2006 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, August 2, 2006, 1:30 p.m. Mountain Time, at the Company's corporate offices located at 7211 South Peoria Street, in Englewood, Colorado 80112.

         Properly executed and dated proxies received by 1:30 p.m. on August 2, 2006 will be voted in accordance with the instructions therein. If no instructions are given, the shares represented by the proxy will be voted FOR the election of Dr. Lowell D. Miller and Messrs. Ralph J. Bernstein and Paul H. Tate, nominees for Class III directors, FOR the approval of the 2006 Equity Compensation Plan, and FOR approval of all other proposals. The persons named as proxies will have discretionary authority to vote all proxies with respect to additional matters that are presented properly for action at the Annual Meeting. The approximate date of mailing these proxy materials is June 28, 2006.

         If you were a shareholder of record on the Record Date, you can revoke your proxy before it is exercised by submitting a written revocation, together with valid identification, to the Secretary of the Company, by executing another valid proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

         The Company intends to request banks, brokerage houses, custodians, nominees and other fiduciaries to forward copies of these proxy materials to those persons for whom they hold shares. Solicitation for proxies is made by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person or by telephone, electronic mail, internet, or facsimile transmission. No employees are expected to be specially engaged for the purpose of soliciting security holders. The cost of preparing, assembling, mailing, and soliciting proxies and other miscellaneous expenses related thereto will be borne by the Company and is estimated to total approximately $50,000.

                                  VOTING RIGHTS

         Only holders of shares of the Company's Common Stock, par value $.06 per share ("Common Stock"), at the close of business on June 13, 2006, the Record Date determined by the Board of Directors, may vote at the Annual Meeting. On the Record Date, the Company had outstanding and entitled to vote 11,761,613 shares of Common Stock. Each share of Common Stock is entitled to one vote on the matters listed in the Notice of Annual Meeting. A quorum of one-third of the shares outstanding and entitled to vote is required to vote on matters before the Annual Meeting. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of the proposals described in this Proxy Statement. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business; however, they will not be taken into account in determining the outcome of any proposal.

         If the beneficial owner of shares that are held of record by a broker does not give instructions to the broker as to how to vote the shares, the broker has the authority under stock market rules to vote those shares for or against "routine" matters, such as Proposal No. 1. Where a matter is not considered routine, such as Proposal No. 2 regarding the approval of the Company's 2006 Equity Compensation Plan, the shares held by the broker will not be voted without specific instruction from the beneficial owner. These so-called "broker non-votes" will be counted for the purpose of establishing whether a quorum is present; however, they will not be taken into account in determining the outcome of any non-routine proposals.

                                  ANNUAL REPORT

         The Company is also mailing with this Proxy Statement its Annual Report to Stockholders for the year ended December 31, 2005, which includes financial statements as filed with the Securities and Exchange Commission ("SEC") on Form 10-K for the same period. The Annual Report does not constitute a part of the proxy soliciting material. The Company will furnish a copy of the Form 10-K to any stockholder free of charge, and will furnish a copy of any exhibit to the Form 10-K upon payment of the Company's reasonable expenses in furnishing such exhibit(s). Interested parties may request a copy of the Form 10-K or any exhibit thereto from the Secretary of the Company at the Company's principal offices, 7301 South Peoria Street, Englewood, Colorado 80112.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Company's Board of Directors is currently comprised of nine directors, divided among three classes, with three directors in Class I, three directors in Class II, and three directors in Class III. Class III directors' terms will expire at the 2006 Annual Meeting to be held on August 2, 2006; Class I directors hold office for a term expiring at the 2007 annual meeting of stockholders; and the Class II directors hold office for a term expiring at the 2008 annual meeting of stockholders.

         The nominees for election as directors to Class III to serve for a three-year term expiring at the 2009 annual meeting of stockholders are Dr. Lowell D. Miller and Messrs. Ralph J. Bernstein and Paul H. Tate. Unless voted otherwise, all shares represented by a proxy given pursuant to this solicitation will be voted FOR the election of Dr. Lowell D. Miller and Messrs. Ralph J. Bernstein and Paul H. Tate, to serve as Class III directors. The principal occupation and certain other information regarding the nominees and the other directors whose terms of office will continue after the Annual Meeting can be found on page 3. Information about the share ownership of the nominees and other directors can be found on page 22.

         VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS. Assuming the presence of a quorum, the three persons receiving the highest number of "FOR" votes from stockholders in the election of directors at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder's name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for each of Dr. Lowell D. Miller and Messrs. Ralph J. Bernstein and Paul H. Tate as nominees for election as Class III directors. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT EACH OF DR. LOWELL D. MILLER AND MESSRS. RALPH J. BERNSTEIN AND PAUL H. TATE TO THE BOARD OF DIRECTORS.

                        DIRECTORS AND EXECUTIVE OFFICERS

         Summary information concerning the Company's directors and executive officers is set forth below:

                                                                                                      Class/year
                                                                                                       Term as
                                                                                                       Director
Name                                   Age    Position                                                Expires(1)
----                                   ---    --------                                                ----------
George W. Belsey                       66     Chairman of the Board                                    I/2007
Ralph J. Bernstein                     48     Director                                                 III/2006*
Samuel H. Gray                         68     Director                                                 II/2008
C. David Kikumoto                      56     Director                                                 I/2007
MG Carl H. McNair, Jr. (Ret.)          71     Director                                                 I/2007
Lowell D. Miller, Ph.D.                72     Director                                                 III/2006*
Morad Tahbaz                           50     Director                                                 II/2008
Paul H. Tate                           55     Director                                                 III/2006*
Aaron D. Todd                          44     Director and Chief Executive Officer                     II/2008
David L. Dolstein                      57     Senior Vice President, Community Based Services          N/A
Michael D. Allen(2)                    43     Senior Vice President, Air Medical Services              N/A
Trent J. Carman                        45     Chief Financial Officer, Secretary and Treasurer         N/A
Sharon J. Keck                         39     Chief Accounting Officer and Controller                  N/A

------------------

(1) Refers to the calendar year in which the annual meeting of stockholders is contemplated to be held and at which the term of the pertinent director class shall expire.

(2) Michael Allen was appointed to the position of Senior Vice President of the Air Medical Services Division effective January 4, 2006.

MR. GEORGE W. BELSEY has served as Chairman of the Board of Directors since April 1994, having been appointed a director in December 1992. Mr. Belsey was appointed Chief Executive Officer of the Company effective June 1, 1994, and served in that capacity until July 2003. Mr. Belsey previously served in executive and administrative positions at the American Hospital Association and at a number of hospitals. He received his Bachelor's Degree in Economics from DePauw University in Greencastle, Indiana, and holds a Master's Degree in Business Administration from George Washington University, Washington, D.C.

MR. RALPH J. BERNSTEIN became a director in February 1994. He is a co-founder and General Partner of Americas Partners, a real estate investment firm. He holds a Bachelor of Arts Degree in Economics from the University of California at Davis. Mr. Bernstein currently serves on the board of Empire Resorts, Inc.

MR. SAMUEL H. GRAY became a director in March 1991. From 1989 to 2000, he was Chief Executive Officer of The Morris Consulting Group, Inc., a health care industry consulting firm, and since 2000 has been a Vice President of the Mattson Jack Group, Inc., also a health care consulting firm. In 1959 Mr. Gray received a Bachelor of Science Degree from the University of Florida.

MR. C. DAVID KIKUMOTO became a director in June 2004. Mr. Kikumoto is the founder and Chief Executive Officer of Denver Management Advisors. From 1999 to 2000, Mr. Kikumoto was President and Vice Chairman at Anthem Blue Cross and Blue Shield, Colorado and Nevada, and from 1987 to 1999, he served in several roles at Blue Cross and Blue Shield of Colorado, Nevada and New Mexico. He received his Bachelor of Science degree in accounting from the University of Utah, pursued graduate studies at the University of Utah, and graduated from the Executive Development Program at the University of Chicago.

MAJOR GENERAL CARL H. MCNAIR, JR. (RET.) was appointed to the board of directors in March 1996. In April 1999, General McNair retired from his position as Corporate Vice President and President, Enterprise Management, for DynCorp, a technical and professional services company headquartered in Reston, Virginia, where he was responsible for the company's core businesses in facility management, marine operations, test and evaluation, administration and security, and biotechnology and health services. He currently serves as Special Assistant, Government Relations and Legislative Affairs, to the Vice President of Corporate Communications and Marketing for the Computer Sciences Corporation. General McNair has a Bachelor of Science Degree in Engineering from the U.S. Military Academy at West Point, a Bachelor's Degree and Master's Degree in Aerospace Engineering from Georgia Institute of Technology, and a Master of Science Degree in Public Administration from Shippensburg University.

DR. LOWELL D. MILLER was named a director in June 1990. Since 1989, Dr. Miller has been involved with various scientific endeavors including a pharmaceutical consulting business. The University of Missouri awarded Dr. Miller a Bachelor of Science Degree in 1957 as well as a Master's Degree in Biochemistry in 1958 and a Biochemistry Doctorate Degree in 1960.

MR. MORAD TAHBAZ was elected to the board of directors in February 1994. He is a co-founder and General Partner of Americas Partners, a real estate investment firm. Additionally, Mr. Tahbaz is the founder and partner of M.T. Capital, L.L.C., an investment company for real estate and private equity transactions. From 2003 to 2005, he served as President and as a Director of Empire Resorts, Inc. (NASDAQ: NYNY). Mr. Tahbaz received his Bachelor's Degree in Philosophy and Fine Arts from Colgate University and attended the Institute for Architecture and Urban Studies in New York City. He holds a Master's Degree in Business Administration from Columbia University Graduate School of Business.

MR. PAUL H. TATE was elected to the board of directors in September 2003. Mr. Tate is the Chief Financial Officer and a Senior Vice President of Frontier Airlines. Prior to joining Frontier in October 2001, he was Executive Vice President and Chief Financial Officer for Colgan Air, Inc., a U.S. Airways Express carrier. Mr. Tate served as Senior Vice President-Finance and Chief Financial Officer of Atlantic Coast Airlines Holdings, Inc. from 1997 to 2000, and has served in financial officer positions with Midway Airlines and Reno Air, Inc. Mr. Tate, a certified public accountant, received his undergraduate degree in economics and his Master's Degree in Business Administration from Northwestern University in 1973 and 1975, respectively.

MR. AARON D. TODD became a director in June 2002 and Chief Executive Officer in July 2003. He joined the Company as Chief Financial Officer in July of 1995 and was appointed Secretary and Treasurer during that same year. He was appointed Chief Operating Officer in January 2002. Mr. Todd holds a Bachelor of Science Degree in Accounting from Brigham Young University.

MR. DAVID L. DOLSTEIN joined the Company with the July 1997 acquisition of Mercy Air Service, Inc. and now serves as Senior Vice President, Community Based Services and as President of Mercy Air Service, a continuation of his responsibilities preceding the acquisition. Mr. Dolstein received a Bachelor of Science degree in 1974 from Central Missouri State University with postgraduate studies in industrial safety.

MR. MICHAEL D. ALLEN was named Senior Vice President, Air Medical Services in January 2006. Since 1992, Mr. Allen has served the Company in several other positions including line pilot, safety representative, aviation site manager, training captain/check airman and operations manager. Prior to joining the Company, Mr. Allen was a commercial pilot for two years and served as a pilot in the U.S. Army for five years. Mr. Allen graduated from Portland State University with a Bachelor of Science in Mathematics.

MR. TRENT J. CARMAN joined the Company in April 2003 and is the Chief Financial Officer, Secretary and Treasurer. Prior to joining the Company, Mr. Carman served as Chief Financial Officer of StorNet, Inc. from January 2000 until April 2003, and served in various capacities including Senior Vice President and Chief Financial Officer for United Artists Theatre Circuit, Inc., from June 1992 until January 2000. Mr. Carman received his Bachelor of Science Degree in Accounting from Utah State University and holds a Master's Degree in Business Administration-Finance from Indiana University.

MS. SHARON KECK joined the Company as Accounting Manager in October 1993 and was named Controller in July of 1995. She assumed the additional position of Chief Accounting Officer in January 2002. Ms. Keck holds a Bachelor of Science Degree in Accounting from Bob Jones University.

           PROPOSAL NO. 2 - APPROVAL OF 2006 EQUITY COMPENSATION PLAN

         On May 3, 2006, the Board of Directors approved the 2006 Equity Compensation Plan (the "2006 Plan"). The Company's stockholders previously approved the 1995 Employee Stock Option Plan that has since terminated in accordance with its terms, except that the 1995 Plan continues to govern options previously granted under it. The 2006 Plan is attached to this Proxy Statement as "Exhibit A."

         The 2006 Plan is administered by a committee composed of two or more members of the Board of Directors, all of whom are disinterested persons (the "Committee"). Under the 2006 Plan, the Committee is authorized to grant incentive stock options, non-statutory stock options, shares of restricted stock, stock appreciation rights and supplemental bonuses consisting of shares of common stock, cash or a combination thereof, to key employees, directors, and consultants to purchase up to the maximum amount of shares of common stock authorized for issuance under the 2006 Plan. The maximum aggregate number of shares of common stock that may be made subject to awards under the 2006 Plan is 600,000.

STOCK OPTIONS

         The options granted under the 2006 Plan may be either incentive stock options (ISOs) that meet certain requirements under the federal income tax laws or non-incentive stock options (non-ISOs). Each granted ISO will have an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. Each granted non-ISO may have an exercise price per share less than the fair market value per share of Common Stock on the option grant date if the Committee so determines.

         Each option agreement will state the time or periods in which, or the conditions upon satisfaction of which, the right to exercise the option or a portion thereof will vest and the number of shares of Common Stock for which the right to exercise the option will vest at each such time, period, or fulfillment of condition. The 2006 Plan provides that the term of any option granted may not exceed ten years and that each option may be exercised for such period as may be specified by the Committee in the grant of the option, subject to any vesting requirements set forth in the option agreement. Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Committee has discretion to set the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part.

         No ISO may be granted to an employee who owns, at the time of the grant, stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries unless the exercise price for each share of Common Stock subject to such incentive stock option is at least 110% of the fair market value per share of the Common Stock on the date of grant and such ISO award is not exercisable more than five years after its date of grant. In addition, if the total fair market value of shares of Common Stock designated as and otherwise qualifying as ISOs that are exercisable for the first time by an employee in a given calendar year exceeds $100,000, valued as of the grant date of the option, the options for shares of Common Stock in excess of $100,000 for that year will be treated as non-ISOs.

RESTRICTED STOCK

         The 2006 Plan provides for awards of shares of Common Stock that are subject to restrictions on transferability and other restrictions that may be determined by the Committee in its discretion. The Committee sets all terms and conditions of each grant, including the number of shares of restricted stock subject to the grant, the purchase price, if any, to be paid by the grantee for such shares and restrictions applicable to the shares of restricted stock. The restrictions placed on the restricted stock may include restrictions on transfer of all or a portion of the restricted stock, provisions for the forfeiture of such shares in specified circumstances, a right of the Company to repurchase the shares and the conditions (including price) of such repurchase, and a right of first refusal by the Company to purchase the shares before the shares may be transferred to a third party. Such restrictions will lapse on the terms as are established by the Committee. Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the 2006 Plan. The provisions of restricted stock awards need not be the same with respect to each recipient.

STOCK APPRECIATION RIGHTS

         Stock Appreciation Rights (SARs) constitute the right to receive cash, shares of Common Stock, or a combination of both (in the sole discretion of the Committee), equal in value to the difference between the exercise price of the SAR and the market price of a share of Common Stock on the exercise date. SARs may be granted alone or in tandem with options. The exercise of all or a portion of a SAR granted with a related option results in the forfeiture of all or a corresponding portion of the related option, and vice versa. The provisions of SARs need not be the same with respect to each recipient. The Committee may impose such conditions or restrictions on the exercise of any SAR as it deems appropriate.


SUPPLEMENTAL BONUSES

         The 2006 Plan permits Supplemental Bonuses that are tied to specific non-ISOs or SARs to be granted to participants. Supplemental Bonuses, if granted, may be granted either at the time of the underlying non-ISO or SAR grant or at any time prior to exercise of the underlying non-ISO or SAR in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under a stock option, or a specified number of SARs which may be or become exercisable. Supplemental Bonuses are to be paid upon the exercise of the non-ISO or SAR to which they are related. The Committee, in its discretion, may elect to pay Supplemental Bonuses in the form of cash, shares of Common Stock, or any combination of cash and shares of Common Stock. A Supplemental Bonus may not exceed the amount of income taxes, assuming the maximum combined federal and state income tax rates, arising from the exercise and payment of the non-ISO or SAR and the Supplemental Bonus itself.

MERGER OR LIQUIDATION OF THE COMPANY

         The Plan permits any award agreement to provide that the award will vest, and any restrictions and other conditions applicable to awards will lapse, upon a disposition of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or merger or reorganization in which the Company is not the surviving corporation.

AMENDMENTS AND TERMINATION

         The Board of Directors may amend or terminate the Plan provided that no outstanding awards may be adversely affected without the consent of the affected participant. Stockholder approval generally must be obtained to (i) increase the maximum number of shares of Common Stock that may be made subject to stock options; (ii) materially increase the benefits accruing to participants under the 2006 Plan; or (iii) materially modify the requirements as to eligibility for participation in the 2006 Plan. No award may be granted under the 2006 Plan subsequent to ten years after the effective date of the 2006 Plan.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the federal income tax consequences that may apply to recipients of the options under the 2006 Plan. BECAUSE APPLICATION OF THE TAX LAWS VARIES ACCORDING TO INDIVIDUAL CIRCUMSTANCES, A PARTICIPANT SHOULD SEEK PROFESSIONAL TAX ADVICE CONCERNING THE TAX CONSEQUENCES OF HIS OR HER PARTICIPATION IN THE 2006 PLAN, INCLUDING THE POTENTIAL APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND ESTATE AND GIFT TAX CONSIDERATIONS.

         INCENTIVE STOCK OPTIONS. A participant who is granted an ISO recognizes no taxable income when the ISO is granted. Generally, a participant will not recognize taxable income upon exercise of an ISO for regular income tax purposes but generally will recognize taxable income upon the exercise of an ISO for alternative minimum tax ("AMT") purposes (see below). A participant who exercises an ISO will recognize taxable gain or loss upon the sale of the shares underlying the option. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. If the participant disposes of the shares before the required holding periods have elapsed (a "disqualifying disposition"), the participant is subject to income tax (but not FICA taxes) as though he or she had exercised a non-ISO, except that the ordinary income on exercise of the option is recognized in the year of the disqualifying disposition and generally is the lesser of (1) the excess of the fair market value of the shares acquired on the date of its exercise over the option price, or (2) the excess of the amount realized in the sale of the stock over the original option price. The Company will not be entitled to a deduction with respect to the grant or exercise of the ISO or the sale of the ISO shares, except in the case of a disqualifying disposition of the ISO shares, upon which event the Company deduction is the same amount as the income to the participant.

         ALTERNATIVE MINIMUM TAX. The exercise of an ISO may result in tax liability under the AMT. The AMT provides for additional tax equal to the excess, if any, of (a) 26% or 28% of "alternative minimum taxable income" in excess of an applicable exemption amount, over (b) regular income tax for the taxable year. For purposes of calculating alternative minimum taxable income, an ISO is treated as if it were an non-ISO (as noted below), so the difference between the fair market value of the shares on the date of exercise and the option price will be deemed to be income for this purpose and the taxpayer will hold the shares with a tax basis equal to such fair market value on the date of exercise for subsequent AMT purposes. Application of the AMT to any exercise of an ISO and to a disqualifying disposition of shares is complex and will vary depending upon each person's circumstances.

         NON-INCENTIVE STOCK OPTIONS. The tax treatment of non-ISOs differs significantly from the tax treatment of ISOs. No taxable income is recognized when a non-ISO is granted but, upon the exercise of a non-ISO, the difference between the fair market value of the shares underlying the option on the date of exercise (or up to 6 months later if the option is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and the exercise price is taxable as ordinary income to the recipient and is generally deductible by the Company. If the recipient is an employee of the Company, the income will constitute additional wages, subject to FICA taxes. The recipient will have a tax basis in the shares equal to the fair market value on the date of exercise and the holding period for the shares will begin on the day after the date the option is exercised. For long-term capital gain treatment, the shares must be held for more than one year.

         RESTRICTED STOCK AWARDS. Grantees of restricted shares issued pursuant to the 2006 Plan (the "Restricted Shares") ordinarily do not recognize income at the time of the grant of unvested awards. However, when Restricted Shares are no longer subject to a substantial risk of forfeiture, grantees recognize ordinary income in an amount equal to the fair market value of the shares less the amount paid, if any, for the shares. Alternatively, the grantee of Restricted Shares may elect to recognize income upon the grant of the shares and not at the time the restrictions lapse. The election is made by filing a required notice with the Internal Revenue Service within 30 days from the grant, with a copy to the Company. If the grantee is an employee of the Company, the income will constitute additional wages, subject to FICA taxes. The Company generally is entitled to deduct an amount equal to the income recognized by the grantee at the time the grantee recognizes the income.

         STOCK APPRECIATION RIGHTS. Ordinary income is reportable when a SAR is granted to a participant. A penalty of 20% of such income may be payable unless the SAR is issued with conditions that meet the requirements of Section 409A of the Code. Assuming such 409A requirements are met, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of the Company's common stock received at the time of exercise. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Code. If the recipient is an employee of the Company, the income will constitute additional wages, subject to FICA taxes. If the Company issues shares, the recipient will have a tax basis in the shares equal to the fair market value on the date of exercise and the holding period for the shares will begin on the day after the date the option is exercised. For long-term capital gain treatment, the shares must be held for more than one year. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

         SUPPLEMENTAL BONUS. A participant generally will recognize no income upon the grant of a Supplemental Bonus assuming such grant meets the requirements of Section 409A of the Code. In such event, upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non-restricted shares received. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date of receipt of the stock, will be taxed as capital gain or loss.

         WITHHOLDING. The Company may take such steps as it deems necessary or appropriate to withhold federal, state and local income and payroll taxes in connection with any award under the 2006 Plan.

         CHANGE OF CONTROL. If there is an acceleration of the vesting or payment of awards and/or an acceleration of the exercisability of options upon a change of control, all or a portion of the accelerated awards may constitute "excess parachute payments" under Section 280G of the Code. Generally an employee receiving an excess parachute payment incurs an excise tax of 20% of the amount of the payment in excess of the employee's average annual compensation over the five calendar years preceding the year of the change of control and the Company is not entitled to a deduction for such excess amount.

         The foregoing summary of the federal income tax consequences of the 2006 Plan is based on present federal tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

         VOTE REQUIRED AND RECOMMENDATION OF THE BOARD OF DIRECTORS. Assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on this proposal at the Annual Meeting (excluding abstentions and broker non-votes) is required for approval of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2006 EQUITY COMPENSATION PLAN.

                              CORPORATE GOVERNANCE

         The Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board of Directors has adopted and adheres to corporate governance practices which the Board of Directors and senior management believe promote this purpose, and are sound and represent best practices. The Company continually reviews these governance practices, Delaware law (the state in which we are incorporated), rules and listing standards of the NASDAQ Stock Market, Inc., SEC regulations, as well as best practices suggested by recognized governance authorities.

         Currently, the Company's Board of Directors has nine members. The Board of Directors has determined that seven of those nine directors, namely Dr. Miller and Messrs. Bernstein, Gray, Kikumoto, McNair, Tahbaz and Tate, satisfy the NASDAQ standard for director independence. The Board of Directors held four meetings in 2005. Each director attended at least 75% of the Board of Directors and applicable committee meetings during 2005.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established an Audit Committee, Finance/Strategic Planning Committee, Compensation/Stock Option Committee and a Nominating Committee.

AUDIT COMMITTEE

         The Audit Committee currently consists of Messrs. McNair (Chairman), Kikumoto and Tate. The Audit Committee held eight meetings in 2005, including telephonic meetings.

         The Board of Directors has determined that all members of the Audit Committee are "independent" within the meaning of the listing standards of the NASDAQ Stock Market, Inc. and the SEC rules governing audit committees. In addition, the Board of Directors has determined that Mr. Tate meets the SEC criteria of an "audit committee financial expert" as defined under the applicable SEC rules.

         The Audit Committee's functions and activities during 2005 are described in more detail below under the heading "Audit Committee Report."

AUDIT COMMITTEE REPORT

         The members of the Audit Committee have been appointed by the Board of Directors. The Committee is comprised of three directors who each meet the independence and experience requirements of the NASDAQ Stock Market, Inc. The following directors are the current members of the Audit Committee: Maj. Gen. Carl H. McNair, Jr. (Ret.) (Chairman), C. David Kikumoto and Paul H. Tate. The Audit Committee operates under a written charter adopted by the Board of Directors, which was reviewed and revised in April 2005.

         The Audit Committee serves in an oversight capacity and is not intended to be part of the Company's operational or managerial decision-making process. The Company's management is responsible for preparing the Company's consolidated financial statements, and its independent auditors are responsible for auditing the consolidated financial statements. The principal purpose of the Audit Committee is to monitor these processes.

         In this context, the Audit Committee or the Chairman met and held discussions with management and the independent auditors, KPMG LLP. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

         As further detailed in its charter, the role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the following:

     o the integrity of Air Methods' financial statements, including matters relating to its internal controls;

     o the qualification and independence of Air Methods' independent auditors;

     o   the performance of the independent auditors;

     o   compliance with legal and regulatory requirements.

         In the performance of established oversight functions, the Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to Air Methods is compatible with maintaining the auditors' independence, and has discussed with the auditors the auditors' independence, including whether the provision of the services described in the Company's Proxy Statement under the heading "Fees and Services for 2004 and 2005" is compatible with maintaining the independent auditors' independence.

         Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee's charter, the Committee recommended to the Board of Directors and the Board of Directors approved inclusion of the audited financial statements in Air Methods' Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC. Also, in 2005, the Committee recommended, and the Board of Directors approved, the selection of KPMG LLP to serve as the Company's independent registered public accounting firm.

                                                 By the Audit Committee:

                                                 Carl H. McNair, Jr. (Chair)
                                                 C. David Kikumoto
                                                 Paul H. Tate

FINANCE/STRATEGIC PLANNING COMMITTEE

         The Finance/Strategic Planning Committee was formed by the Board of Directors in April 2003. The current members of the Finance/Strategic Planning Committee are Messrs. Tahbaz (Chairman), Bernstein, Kikumoto and Todd. The Finance/Strategic Planning Committee provides oversight of establishment and achievement of corporate financial objectives, key growth initiatives and capital structure of the Company. The Finance/Strategic Planning Committee met five times in 2005.

COMPENSATION/STOCK OPTION COMMITTEE

         The Compensation/Stock Option Committee currently consists of Dr. Miller (Chairman) and Messrs. Bernstein and Gray. The Compensation/Stock Option Committee, which met four times in 2005, is responsible for making recommendations to the Board of Directors regarding executive compensation matters.

         The Board of Directors has determined that all members of the Compensation/Stock Option Committee are "independent" within the meaning of the NASDAQ Stock Market Inc.'s listing standards.

COMPENSATION COMMITTEE REPORT

         The Compensation/Stock Option Committee is responsible for recommending and administering the Company's guidelines governing employee compensation. The Compensation/Stock Option Committee evaluates the performance of management, recommends compensation policies and levels, and makes recommendations concerning salaries and incentive compensation.

         COMPENSATION PHILOSOPHY. The Company's executive compensation program is designed to attract and retain executives capable of leading the Company to meet its business and development objectives and to motivate them to actions which will have the effect of increasing the long-term value of stockholder investment in the Company. The Compensation/Stock Option Committee considers a variety of factors, both qualitative and quantitative, in evaluating the Company's executive officers and making compensation decisions. These factors include the compensation paid by comparable companies to individuals in comparable positions, the individual contributions of each officer to the Company, and most important, the progress of the Company towards its long-term objectives. At this point in the Company's development, objectives against which executive performance is gauged include the addition and retention of aeromedical service contracts, growth of its independent services model and Products Division, and the securing of necessary capital and financing to fund business expansion. Annual compensation for the Company's executive officers for 2005 consisted of base salary and 401(k) match. A bonus was also paid to executive officers for 2005 under an incentive bonus plan discussed below.

         COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Compensation/Stock Option Committee increased Mr. Todd's annual salary to $339,500 effective January 1, 2006. In determining the compensation to be awarded to Mr. Todd for his services to the Company, the Committee considered salaries paid to chief executive officers at competitive companies.

         INCENTIVE BONUS. In order to provide additional incentive to executive officers to achieve corporate objectives within operating divisions and the Company as a whole, the Compensation Committee adopted a plan in June 2004 which provides for payment of year-end bonuses. The dollar amount of those bonuses is stated as a percentage of base salary and is conditional to achievement of corporate objectives. Bonuses earned under the plan for 2005 were paid in 2006.

         SECTION 162(M) COMPLIANCE. Under Section 162(m) of the Code, federal income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, and non-qualified benefits), other than certain performance-based compensation approved by a committee of two or more independent directors and by the shareholders, for certain executive officers exceeds $1 million in any one year. The Committee intends to design the Company's compensation programs so that the total of such compensation paid to any employee will not exceed $1 million in any one year.

                   By the Compensation/Stock Option Committee:

                                            Lowell D. Miller, Ph.D., Chairman
                                            Ralph J. Bernstein
                                            Samuel H. Gray

NOMINATING AND GOVERNANCE COMMITTEE

         The Nominating and Governance Committee provides committee membership recommendations to the Board of Directors, along with changes to those committees and identifies, evaluates and recommends to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board of Directors and the nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected. The Nominating Committee also develops and recommends to the Board of Directors corporate governance principles applicable to the Company. The Nominating and Governance Committee currently consists of Messrs. Gray (Chairman) and Tahbaz and Dr. Miller. The Nominating and Governance Committee met four times in 2005.

         The Board of Directors has determined that all members of the Nominating and Governance Committee are "independent" within the meaning of the NASDAQ Stock Market Inc.'s listing standards.

NOMINATION OF DIRECTORS

         In accordance with its written charter, the Nominating and Governance Committee investigates suggestions for candidates for membership on the Board of Directors and recommends prospective directors, as required, to provide an appropriate balance of knowledge, experience and capability on the Board of Directors, including stockholder nominations for the Board of Directors made in compliance with the Corporate Bylaws.

         Directors may be nominated by the Board of Directors or by stockholders in accordance with our Bylaws, which provide that nominations for the election of directors may be made by the Board of Directors or a committee of the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations for director may be made by any stockholder entitled to vote in the election of directors generally, but only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth the following: (a) the name and address of the stockholder intending to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Company entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination; (c) a description of all arrangements or understandings between the stockholder and the nominee and any other person pursuant to which the nomination is to be made by the stockholder;
(d) such other information regarding the nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of the nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         In recommending candidates for appointment or re-election to the Board of Directors, the Nominating and Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the NASDAQ rules, and that members of the Company's Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ rules and at least one of them qualifies as an "audit committee financial expert" under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

         In determining whether to recommend a director for re-election, the Nominating and Governance Committee will consider the director's past attendance at meetings and participation in and contributions to the activities of the Board of Directors.

DIRECTOR COMPENSATION

         The Company has adopted compensation and incentive benefit plans to enhance its ability to continue to attract, retain and motivate qualified persons to serve as directors of the Company. The current payments to the Company's non-employee directors, except for Mr. Belsey, are as follows:

         o    Annual retainer of $15,000;

         o $1,000 per Board of Directors meeting, regardless of venue or format;

         o $1,000 per Audit Committee meeting and $600 per committee meeting for all other committees;

         o    Fee per committee meeting for committee chairman as follows:
              $4,000 for Audit Committee, $3,000 for Compensation/Stock Option Committee, $3,000 for Nominating and Governance Committee and $2,000 for Finance/Strategic Planning Committee.

         The Company also reimburses its non-employee directors for their reasonable expenses incurred in attending Board of Directors and committee meetings. Board members who are also officers do not receive any separate compensation nor fees for attending Board of Directors or committee meetings.

         Historically, each non-employee director was granted options for completion of each year of service, if the director attended a minimum of 75% of all Board of Directors' and applicable committee meetings during that fiscal year. A year of service is defined as a fiscal year of the Company during which the non-employee director served on the Board of Directors for the entire fiscal year, or if the non-employee director joined the Board of Directors in mid-year, such director may be granted a pro rata share of options for that first partial year of service. On an annual basis after the date of the last Board of Directors meeting for the year, each qualified non-employee director has received a five-year option to purchase 10,000 shares, exercisable at the then-current fair market value of the Company's common stock. Under the Company's existing stock option plans, sufficient shares do not remain for directors to be granted options, and thus none have been granted beyond fiscal year 2004. As of December 31, 2005, directors held options granted for director-related services to purchase a total of 144,000 shares of common stock.

         The Company entered into an Executive Consulting Agreement with Mr. Belsey effective July 1, 2003 for an initial term of five years. Under the agreement, Mr. Belsey has agreed to serve as Chairman of the Board of Directors, at the pleasure of the Board of Directors, through the completion of the Annual Meeting of Stockholders in 2004. Upon the expiration of that term of service and his re-election to the Board of Directors, Mr. Belsey was reappointed as Chairman through the Annual Meeting of Stockholders in 2007. Mr. Belsey has also agreed to serve as a consultant with those responsibilities designated to him by the Board of Directors. The Company has agreed to pay Mr. Belsey a consulting fee of $750,000, payable in equal monthly installments from July 1, 2003 through June 30, 2007. This fee is payable regardless of the amount of time Mr. Belsey spends performing his services as Chairman and consultant, and whether or not he becomes disabled or dies during such period. During the term of this agreement and for a period of 18 months following the termination of his service with the Company, Mr. Belsey may not engage in any business which competes with the Company anywhere in the United States.

         In 2003, the Company purchased $50,000 life insurance policies for each non-employee director who had served longer than one year, excluding Messrs. Belsey and McNair. A life insurance policy was purchased for Mr. Tate in 2004 and for Mr. Kikumoto in 2005. The policies vest over two years; and, as of June 2006, participating directors were 100% vested, with the exception of Mr. Kikumoto who was 50% vested. Effective December 22, 2003, an annuity policy was purchased on behalf of Mr. McNair in the amount of $50,000 in lieu of insurance policies purchased for other members of the Board of Directors.

CODE OF ETHICS

         We have adopted a Code of Ethics for our directors, officers, and employees. This Code of Ethics is intended to promote honest and ethical conduct, compliance with applicable laws, full and accurate reporting, the prompt internal reporting of violations of the code, as well as other matters. The Company will provide a copy of its Code of Ethics to any person without charge, upon written request to: Secretary, Air Methods Corporation, 7301 S. Peoria, Englewood, Colorado 80112.

STOCKHOLDER COMMUNICATIONS

         The Board of Directors recommends that stockholders initiate any communications with the Board of Directors in writing directed to the Company's secretary at: Secretary, Air Methods Corporation, 7301 S. Peoria, Englewood, Colorado 80112. This centralized process assists the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. Each communication intended for the Board of Directors and received by the secretary that is a communication made by the stockholder in such capacity (as opposed to acting in its capacity as a party with a commercial relationship with the Company) will be promptly forwarded to the specified party.

ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

         The Company encourages each member of the Board of Directors to attend each annual meeting of the stockholders. Seven of the Company's nine directors attended the Company's 2005 annual stockholders meeting.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Based on its review of the copies of reports filed and upon written representations, the Company believes that during 2005, executive officers, directors and ten percent stockholders of the Company were in compliance with their filing requirements under Section 16(a) of the Exchange Act, except for the following:

    o Forms 4 related to option grants to each non-employee director, Messrs. Tahbaz, Tate, Miller, Kikumoto, McNair, Bernstein and Gray. The late filings were due to a delay between grant date and notification of such grants to the Company's administrative staff. For each officer, the filing related to a single option grant transaction.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         KPMG LLP, an independent registered public accounting firm, audited the consolidated financial statements of the Company for the years ended December 31, 2005 and December 31, 2004. The Company expects its independent registered public accounting firm to attend the Annual Meeting. Such accountants will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Current year appointment has been confirmed by the Audit Committee of the Board of Directors and is detailed herein in the Audit Committee Report.

FEES AND SERVICES FOR 2005 AND 2004

         In addition to retaining KPMG LLP, the Company's independent registered public accounting firm, to audit the consolidated financial statements for the year ended December 31, 2005, the Company and its subsidiaries retained KPMG LLP to provide other services. The aggregate fees incurred by the Company for audit, audit-related, tax and other services provided by KPMG LLP during the years ending December 31, 2005 and December 31, 2004, respectively, were:

                                 2005       2004
                               --------   --------
         Audit fees           $425,181   $620,220
         Audit-related fees      9,000     10,000
         Tax fees               42,522     80,325
         All other fees            -0-        -0-
                              --------   --------
            TOTAL             $476,703   $710,545

         Audit fees include fees for the audit of our annual consolidated financial statements, review of our unaudited consolidated financial statements included in our quarterly reports on Form 10-Q, the audit of management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, review of SEC filings, consents, registration statements, comfort letters and other services normally provided by the accountant in connection with statutory and regulatory filings or engagements for those years.

         Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include services not directly impacting the audit of the annual financial statements and related services.

         Tax fees include tax services related to the preparation and/or review of, and consultations with respect to, federal, state, and local tax returns.

         All other fees include fees for services not considered audit or tax services. KPMG LLP performed no such services during 2005 or 2004.

PRE-APPROVAL POLICIES AND PROCEDURES

         All audit and non-audit services performed for us by our independent registered public accounting firm during the fiscal year ended December 31, 2005 were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG, LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

         The Audit Committee's pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. In addition, audit services not covered by the annual engagement letter, audit-related services and tax services require the specific pre-approval by the Audit Committee prior to engagement. In addition, services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be pre-approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

         The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated are required to report any pre-approval decisions to the Audit Committee at the meeting of the Audit Committee following the decision. The Audit Committee is not permitted to delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION

         The following table sets forth the cash compensation payable by the Company that was earned by the Chief Executive Officer and each of the other executive officers whose annual salary and bonus for 2005 exceeded $100,000 (the "Named Executive Officers") for the years 2003, 2004 and 2005.

                                                     Annual Compensation                         Long Term Compensation
                                               -------------------------------------        -----------------------------
                                                                               Other         Securities         All Other
                                                                              Annual         Underlying       Compensation
Name and Position                      Year     Salary ($)    Bonus ($)(1)   Comp. ($)      Options (#)           ($)(2)
-----------------                      ----     ----------    ------------   ---------      -----------        -----------
Aaron D. Todd(3)                       2005        329,600       395,500         --                  --            15,344
     Chief Executive Officer           2004        331,538         9,600         --             150,000            14,606
                                       2003        285,000            --         --              50,000            17,250

David L. Dolstein                      2005        216,179       162,200         --                  --            11,124
     Senior Vice President,            2004        216,538         6,300         --             115,000            10,631
     Community Based                   2003        190,000            --         --              25,000            13,131
     Services

Neil M. Hughes(4)                      2005        216,300       103,800         --                  --            12,465
     Senior Vice President,            2004        217,308         6,300         --              90,000            11,906
     Air Medical Services              2003        190,000            --         --                  --            13,027

Trent J. Carman(5)                     2005        211,200       158,400         --                  --            10,870
     Chief Financial Officer,          2004        212,500         6,200         --              75,000            10,625
     Secretary and Treasurer           2003        128,571            --         --              37,500             2,625

Sharon J. Keck                         2005        159,000        50,000         --                  --             8,524
     Chief Accounting Officer          2004        155,192         5,000         --              60,000             7,881
     and Controller                    2003        135,000            --         --                  --             8,117

(1) Unless otherwise noted, consists of a discretionary bonus related to management's performance in 2004 and 2005. All 2004 bonuses were paid in 2005 and all 2005 bonuses were paid in 2006.
(2)      Consists of employer matching contributions under the Company's 401(k)
         Plan.
(3)      Mr. Todd was appointed Chief Executive Officer effective July 1, 2003.
(4) Mr. Hughes resigned as Senior Vice President, Air Medical Services effective January 3, 2006.
(5)      Mr. Carman joined the Company in April 2003


OPTION GRANTS IN LAST FISCAL YEAR

         None of the Named Executive Officers was issued stock options during 2005.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table provides certain summary information concerning stock option exercises during 2005 by, and option values as of December 31, 2005 for, the Named Executive Officers.

                                                                   Number of Securities            Value of Unexercised
                                                                  Underlying Unexercised               In-the-money
                           Shares Acquired   Value Realized        Options At Fy-end (#)           Options At Fy-end ($)
        Name               On Exercise (#)         ($)          Exercisable/ Unexercisable     Exercisable/ Unexercisable(1)
        ----               ---------------   --------------     --------------------------     -----------------------------
Aaron D. Todd                  38,643            356,446              78,024/133,333                 734,300/1,109,331
David L. Dolstein              25,000            262,250              35,000/105,000                  317,700/873,600
Neil M. Hughes                 19,667            104,428               55,000/80,000                  516,475/665,600
Trent J. Carman                  --                 --                 47,500/65,000                  434,950/540,800
Sharon J. Keck                   --                 --                 21,667/53,333                  222,719/443,731

(1) Amounts represent the fair market value (determined to be the closing price) of the underlying common stock at December 30, 2005 of $17.30 per share less the exercise price.

EMPLOYMENT AGREEMENTS

         The Company entered into an Employment Agreement with Mr. Todd effective July 1, 2003 for an initial term of two years, subject to successive one-year extensions. The agreement provides for annual compensation which is currently $339,500 and may be terminated by either party upon 90 days' written notice, or immediately by us for cause. In the event the Company terminates the agreement without cause, Mr. Todd is entitled to severance payments for 18 months following termination at an annual rate equal to his highest cash compensation during any 12-month period of his employment. During the term of employment and for 18 months following the termination of employment, Mr. Todd may not engage in any business which competes with the Company anywhere in the United States.

         The Company entered into an Employment Agreement with each of Mr. Carman, Mr. Dolstein, Mr. Hughes, and Ms. Keck effective January 1, 2003, with the exception of Mr. Carman's agreement, which was effective April 28, 2003. Each agreement is for an initial term of one year starting on the effective date, and subject to successive one-year extensions. Each of the agreements was extended for an additional year in 2005. The agreements provide for annual compensation which is currently $217,600, $222,800, and $167,000, for Mr. Carman, Mr. Dolstein and Ms. Keck, respectively. Each agreement may be terminated either by the Company or by the employee upon 90 days' written notice, or immediately by the Company for cause. In the event the Company terminates an agreement without cause, the employee is entitled to severance payments for 12 months following termination at an annual rate equal to his highest cash compensation during any 12-month period of his or her employment. During the term of employment and for 12 months following the termination of employment, the employee may not engage in any business which competes with the Company anywhere in the United States.

         Effective January 3, 2006, Neil Hughes resigned his position as senior vice president of the Air Medical Services Division and was replaced by Michael
D. Allen effective January 4, 2006. Mr. Hughes then served as a senior advisor to Mr. Todd until April 2, 2006.

         On May 5, 2006, the Company entered into an Employment Agreement with Michael D. Allen. Effective January 4, 2006, Mr. Allen's agreement is for an initial term of one year, subject to successive one-year extensions. Mr. Allen's agreement provides for initial annual compensation of $180,000, which may be adjusted annually. Mr. Allen's agreement may be terminated either by the Company or by Mr. Allen upon 90 days' written notice, or immediately by the Company for cause. In the event that the Company terminates Mr. Allen's agreement without cause, Mr. Allen is entitled to severance payments for twelve months following termination (or six months if termination occurs on or before December 31, 2006) at an annual rate equal to his highest cash compensation during any 12-month period of his employment. During his term of employment and for twelve months following the termination of his employment (or six months if termination occurs on or before December 31, 2006), Mr. Allen may not engage in any business which competes with the Company anywhere in the United States.

STOCK OPTIONS

         In 1995, the Company adopted the 1995 Air Methods Corporation Employee Stock Option Plan (the "1995 Plan"). Under the provisions of the 1995 Plan, all full-time employees, directors and consultants of the Company are eligible to receive stock option grants as may be awarded by the Board of Directors. As of March 31, 2006, there were options to purchase a total of 815,499 shares outstanding under the 1995 Plan and approximately 20,712 shares available for issuance under the 1995 Plan. The 1995 Plan provides for the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended, non-incentive stock options, stock appreciation rights and supplemental bonuses.

EQUITY COMPENSATION PLAN INFORMATION

         The following equity compensation plans have been previously approved by the Company's shareholders:

    o 1995 Employee Stock Option Plan - provides for the granting of incentive stock options and nonqualified stock options, stock appreciation rights, and supplemental stock bonuses to employees as well as third party consultants and directors.
    o Nonemployee Director Stock Option Plan - provides for the granting of nonqualified stock options to nonemployee directors of the Company upon the completion of each full year of service.
    o Equity Compensation Plan for Nonemployee Directors - provides for the issuance of shares of common stock to nonemployee directors, at their election, in lieu of cash as payment for their director services.

         Information regarding the securities under each of these three plans is as follows as of December 31, 2005:

                                                                                                       (c)
                                          (a)                                                  Number of securities
                                  Number of securities                (b)                    remaining available for
                                  to be issued upon             Weighted-average            future issuance under equity
                                      exercise of               exercise price of             compensation plans
                                  outstanding options,         outstanding options,          (excluding securities
       Plan Category              warrants and rights          warrant and rights           reflected in column (a))
----------------------------    -------------------------    ------------------------    --------------------------------
Equity compensation
plans approved by
security holders                        961,522                      $8.48                          100,541

Equity compensation
plans not approved
by security holders                        0                           N/A                              0
                                        -------                       -----                          -------

Total                                   961,522                       $8.48                          100,541
                                        =======                       =====                          =======

                             STOCK PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total stockholder return for the period from December 31, 2001 through December 31, 2005 against the Standard & Poors 500 ("S&P 500") index and "peer group" companies in industries similar to those of the Company. The S&P 500 is a widely used composite index reflecting the returns of five hundred publicly traded companies in a variety of industries. Peer Group Index returns reflect the transfer of the value on that date of the initial $100 investment into a peer group consisting of all publicly traded companies in SIC Group 4522: "Non-scheduled Air Transport." The Company believes that this Peer Group is its most appropriate peer group for stock comparison purposes due to the limited number of publicly traded companies engaged in medical air or ground transport, and because this Peer Group contains a number of companies with capital costs and operating constraints similar to those of the Company.

                                               ANNUAL RETURN PERCENTAGE

                                                                                  Years Ending
                                                          -------------------------------------------------------------
Company Name / Index                                            Dec01       Dec02        Dec03       Dec04       Dec05
-----------------------------------------------------------------------------------------------------------------------
AIR METHODS CORP                                               60.77%      -8.49%       57.52%      -4.23%     101.16%
S&P 500 INDEX                                                 -11.88%     -22.10%       28.68%      10.88%       4.91%
PEER GROUP                                                     -2.41%      10.11%       13.04%      24.94%       2.04%


                                                   INDEXED RETURNS

                                                 Base                             Years Ending
                                                Period    -------------------------------------------------------------
Company Name / Index                            Dec00        Dec01       Dec02       Dec03        Dec04       Dec05
-----------------------------------------------------------------------------------------------------------------------
AIR METHODS CORP                                 100           160.77      147.12       231.74      221.94      446.45
S&P 500 INDEX                                    100            88.12       68.64        88.33       97.94      102.75
PEER GROUP                                       100            97.59      107.46       121.47      151.76      154.87



PEER GROUP COMPANIES (SIC = 4522)
--------------------------------------------------------------------------------

AIR METHODS CORP
AIRNET SYSTEMS INCOME
ATLAS AIR WORLDWIDE HOLDINGS, INC.
ELITE FLIGHT SOLUTIONS, INC.
OFFSHORE LOGISTICS, INC.
PETROLEUM HELICOPTERS, INC.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 Among Air Methods Corporation, The S & P Index
                      And SIC Code 4522: Non-Air Transport

                              [Graph appears here]

                       BENEFICIAL OWNERSHIP OF SECURITIES

         The following table sets forth, as of June 13, 2006, the beneficial ownership of the Company's outstanding Common Stock: (i) by each person who owns of record (or is known by the Company to own beneficially) more than 5% of the Common Stock, (ii) by each director and executive officer of the Company, and
(iii) by all directors and executive officers as a group.

                                                                               Number             Percentage of
Name and Address                                                             of Shares            Common Stock
----------------                                                             ---------            -------------
Michael D. Allen                                                                   171(1)               *
7301 South Peoria St.
Englewood, CO  80112

George W. Belsey                                                                71,686(2)               *
7301 South Peoria
Englewood, CO  80112

Ralph J. Bernstein                                                           1,284,377(3)              10.9%
77 E. 77th St.
New York, NY  10021

Trent J. Carman                                                                 37,500(4)               *
7301 South Peoria
Englewood, CO  80112

David L. Dolstein                                                               40,274(5)               *
1670 Miro Way
Rialto, CA  92376

Samuel H. Gray                                                                   2,000(6)               *
9 Campus Drive, 2nd Floor East
Parsippany, NJ  07054

Sharon J. Keck                                                                  10,394(7)               *
7301 South Peoria
Englewood, CO  80112

David Kikumoto                                                                  10,000(8)               *
6312 South Fiddler's Green Circle
Suite 200 East
Greenwood Village, CO  80111

MG Carl H. McNair, Jr. (Ret.)                                                   65,287(9)               *
3170 Fairview Park Dr. MC 256
Falls Church, VA  22042
Lowell D. Miller, Ph.D.                                                         54,750(10)              *
16940 Stonehaven
Belton, MO  64012

                                                                               Number             Percentage of
Name and Address                                                             of Shares            Common Stock
----------------                                                             ---------            -------------
Morad Tahbaz                                                                   153,183(11)              1.3%
77 E. 77th St.
New York, NY  10021

Paul H. Tate                                                                    12,000(12)              *
7001 Tower Road
Denver, CO  80249

Aaron D. Todd                                                                   95,377(13)              *
7301 South Peoria
Englewood, CO  80112

All Directors and Executive Officers as a group (13 persons)                 1,836,999(14)             15.1%

Dimensional Fund Advisors Inc.                                                 671,927(15)              5.7%
1299 Ocean Ave., 11th Floor
Santa Monica, CA  90401

-------------------

*      Less than one percent (1%) of Common Stock outstanding on June 13, 2006.

(1)   Consists of 171 shares directly owned.
(2)   Consists of 71,686 shares directly owned by George and Phyllis Belsey.
(3) Consists of (i) 1,152,877 shares directly owned, (ii) 60,500 shares owned by Yasmeen Bernstein, Mr. Bernstein's spouse, (iii) 37,000 shares subject to stock options exercisable within 60 days and (iv) 34,000 shares subject to currently exercisable warrants.
(4) Consists of 37,500 shares subject to stock options exercisable within 60 days.
(5) Consists of (i) 274 shares directly owned by David and Kathi Dolstein and (ii) 40,000 shares subject to stock options exercisable within 60 days,
(6) Consists of 2,000 shares subject to stock options exercisable within 60 days.
(7) Consists of (i) 394 shares directly owned and (ii) 10,000 shares subject to stock options exercisable within 60 days.
(8) Consists of (i) 3,000 shares directly owned and (ii) 7,000 shares subject to stock options exercisable within 60 days.
(9)   Consists of (i) 28,287 shares jointly owned with spouse, Jo Ann McNair and
      (ii) 37,000 shares subject to stock options exercisable within 60 days.
(10) Consists of (i) 42,750 shares owned directly and (ii) 12,000 shares subject to stock options exercisable within 60 days.
(11) Consists of (i) 50,183 shares directly owned, (ii) 37,000 shares subject to stock options exercisable within 60 days and (iii) 66,000 shares subject to currently exercisable warrants.
(12) Consists of 12,000 shares subject to stock options exercisable within 60 days.
(13) Consists of (i) 18,110 shares directly owned, (ii) 2,267 shares beneficially owned by Mr. Todd in the Company's 401(k) plan and (iii) 75,000 shares subject to stock options exercisable within 60 days.
(14) Includes (i) 306,500 shares subject to stock options exercisable within 60 days and (ii) 100,000 shares subject to currently exercisable warrants.
(15) Based solely on Schedule 13G filed by the beneficial owner with the SEC on February 2, 2006.

                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

         None.

                           INCORPORATION BY REFERENCE

         The information contained in the Compensation/Stock Option Committee Report, Audit Committee Report and the stock price performance graph shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

                              STOCKHOLDER PROPOSALS

         Stockholders who intend to present proposals at the 2007 annual meeting of stockholders, which the Company expects to hold in August 2007, must deliver proposals to the Company at its principal executive offices, Attention:
Corporate Secretary, by Thursday, March 1, 2007, for inclusion in the proxy materials relating to that meeting. All proposals must comply with the applicable requirements of federal securities' laws and the Company's Bylaws.

         Stockholder proposals for the 2007 annual meeting of stockholders submitted to the Company prior to Friday, June 1, 2007 may, at the discretion of the Company, be voted on at the 2007 annual meeting of stockholders. All proposals received by the Company after June 1, 2007 will be considered untimely.

                                  OTHER MATTERS

         The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxies in respect of any such business in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS:

Trent J. Carman, Secretary

June 28, 2006
Englewood, Colorado

                                    EXHIBIT A

                             AIR METHODS CORPORATION

                          2006 EQUITY COMPENSATION PLAN

I.       PURPOSE

         This Air Methods Corporation 2006 Equity Compensation Plan (the "Plan") provides for Equity Compensation Grants (as defined below) to Employees and Consultants (as defined herein, including nonemployee directors) of Air Methods Corporation (the "Company"), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), as the Board of Directors of the Company (the "Board") shall from time to time designate ("Participating Subsidiaries"), in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of their Employees and Consultants.

II.      CERTAIN DEFINITIONS

         2.1 "STOCK OPTION". A Stock Option is the right granted under the Plan to a Participant to purchase shares of Common Stock, at such time or times, and at such price or prices ("Option Price"), as are determined by the Committee. A Stock Option may be an ISO or a Non-ISO as such terms are defined in Section II.

         2.2 "STOCK APPRECIATION RIGHT". A Stock Appreciation Right is the right to receive payment, in shares of Common Stock, cash, or a combination of shares of Common Stock and cash, of the Redemption Value of a specified number of shares of Common Stock then purchasable under a Stock Option.

         2.3 "RESTRICTED STOCK GRANT". A Restricted Stock Grant is the right to acquire shares of Common Stock for such consideration, if any, and subject to such restrictions on transfer and other terms and conditions as are provided for in Section VIII and as established by the Committee.

         2.4 "SUPPLEMENTAL BONUS". A Supplemental Bonus is the right to receive payment, in shares of Common Stock, cash, or a combination of shares of Common Stock and cash, of an amount determined under Section 7.6.

         2.5 "EQUITY COMPENSATION GRANT". An Equity Compensation Grant is a Stock Option, Stock Appreciation Right, Restricted Stock Grant on Supplemental Bonus.

         2.6 "REDEMPTION VALUE". The Redemption Value of shares of Common Stock purchasable under a Stock Option shall be the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which the Stock Option is exercised exceeds the Option Price for such share.

         2.7 "COMMON STOCK". A share of Common Stock means a share of authorized but unissued or reacquired Common Stock of the Company.

         2.8 "FAIR MARKET VALUE". For the purpose of the Plan, the Fair Market Value of a share of Common Stock on any date shall be the officially-quoted closing price for the date in question of the shares on the NASDAQ Stock Market or such other stock exchange or securities trading market which is the primary trading market for such shares, or if no closing price is reported on such date, the average of the representative closing bid and asked prices on such date as reported by an accepted reporting service. In the event the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Committee after such consultation with outside experts as the Committee may deem advisable, and the Committee shall maintain a written record of its method of determining such value.

         2.9 "EMPLOYEE". An Employee is an employee of the Company or any Participating Subsidiary.

         2.10 "CONSULTANT". A Consultant is a bona fide consultant, or a nonemployee director, of the Company or any Participating Subsidiary.

         2.11 "PARTICIPANT". A Participant is an Employee or Consultant to whom an Equity Compensation Grant is granted.

         2.12 "DISINTERESTED PERSON". A Disinterested Person is a director of the Company who is not, during the one year prior to service as an administrator of the Plan, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates except as may be permitted by Rule 16b-3(d) under the Securities Exchange Act of 1934 or any successor to such rule.

         2.12 "SUPPLEMENTAL BONUS". A Supplemental Bonus is the right to receive payment, in shares of Common Stock, cash, or a combination of shares of Common Stock and cash, of an amount determined under Section 7.6.

III.     INCENTIVE STOCK OPTIONS AND NON-INCENTIVE STOCK OPTIONS

         The Stock Options granted under the Plan may be either:

                  (a) Incentive Stock Options ("ISOs") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or

                  (b) Non-Incentive Stock Options ("Non-ISOs") which are intended to be options that do not qualify as "Incentive Stock Options" under Section 422 of the Code.

All Stock Options granted to Participants other than Consultants shall be ISOs unless the Option Agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as Non-ISOs. Subject to the other provisions of the Plan, a non-Consultant Participant may receive ISOs and Non-ISOs at the same time, provided that the ISOs and Non-ISOs are clearly designated as such. All Stock Options granted to Consultants shall be Non-ISOs.

         Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and Non-ISOs.

IV.      ADMINISTRATION

         4.1 COMMITTEE. The Plan shall be administered by a committee (the "Committee") composed of two or more directors, all of whom are Disinterested Persons. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules for administering the Plan as it may deem necessary to comply with the requirements of the Code, to assure that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or to conform to any regulation or any change in any law or regulation applicable thereto. The Committee may delegate any of its responsibilities under the Plan, other than its responsibilities to grant Equity Compensation Grants, to determine whether the Stock Appreciation Rights or Supplemental Bonuses, if any, payable to a Participant shall be paid in cash, in shares of Common Stock or a combination thereof, or to interpret and construe the Plan. If the Board is composed entirely of Disinterested Persons, the Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in the Plan to the "Committee" shall be deemed to refer to the Board whenever the Board is discharging the powers and responsibilities of the Committee.

         4.2 ACTIONS OF COMMITTEE. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

V.       ELIGIBILITY AND PARTICIPATION

         Equity Compensation Grants may be made to Employees or Consultants of the Company or any Participating Subsidiary, including directors of the Company who are also Employees. The Committee shall from time to time determine the Employees or Consultants to whom Equity Compensation Grants shall be granted, the number of shares of Common Stock subject to each such Equity Compensation Grant and the terms and provisions of each such Equity Compensation Grant, all as provided in this Plan.

VI.      SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         6.1 MAXIMUM NUMBER. The maximum aggregate number of shares of Common Stock that may be issued pursuant to Equity Compensation Grants granted under the Plan shall be 600,000. If any shares of Common Stock subject to an Equity Compensation Grant are forfeited or expire under the terms of the Grant, such shares may again be made subject to Equity Compensation Grants.

         6.2 CAPITAL CHANGES. In the event any changes are made to the Company's Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Equity Compensation Grants, and in the purchase price of said shares; and (ii) the aggregate number of shares which may be made subject to Equity Compensation Grants. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.

VII.     STOCK OPTIONS

         7.1 GRANT OF STOCK OPTIONS. The Committee may from time to time, grant Stock Options to a Participant and establish the number of shares of Common Stock subject to each such Stock Option, the Option Price of each option and all other terms and conditions of exercise of the Stock Option, all as provided in the Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted and the aggregate Fair Market Value (determined as of the time the ISO is granted) of the Common Stock as to which all ISOs granted to an Employee may first become exercisable in a particular calendar year may not exceed $100,000. The

Option Price of a Non-ISO may be less than the Fair Market Value on the date the Non-ISO is granted if the Committee so determines. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after 5 years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.

         7.2 TIME OF EXERCISE. Subject to the provisions of the Plan, including without limitation Section 7.4, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire, which shall be, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option.

         7.3 EXCHANGE OF OUTSTANDING STOCK. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of the Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

         7.4 TERMINATION OF EMPLOYMENT BEFORE EXERCISE. With respect to Participants who are Employees, if a Participant's employment with the Company or a Participating Subsidiary shall terminate for any reason other than the Participant's death or disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s) and unless otherwise determined by the Committee and set forth in a Participant's applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of three months (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO). If such Participant's employment is terminated because the Participant dies or is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s) and unless otherwise determined by the Committee and set forth in a Participant's applicable Option Agreement(s) shall remain exercisable by the Participant or his Personal Representative or successor, in the case of death, after the termination of his employment for a period of twelve months (but, in the case of an ISO, in no event beyond ten years from the date of grant of the ISO). The termination of a Stock Option granted to a Consultant shall be as determined by the Committee, and set forth in the Consultant's applicable Option Agreement(s). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

         7.5 DISPOSITION OF FORFEITED STOCK OPTIONS. Any shares of Common Stock subject to Stock Options forfeited by a Participant may be made subject to Stock Options granted to other Participants.

         7.6 GRANT OF SUPPLEMENTAL BONUSES. The Committee, either at the time of grant or at any time prior to exercise of any Non-ISO or Stock Appreciation Right, may provide for a Supplemental Bonus from the Company or Participating Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under a Stock Option, or a specified number of Stock Appreciation Rights which may be or become exercisable. Such Supplemental Bonus shall be payable upon the exercise of the Non-ISO or Stock Appreciation Right with regard to which such Supplemental Bonus was granted. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him upon the exercise of the Non-ISO or upon the exercise of such Stock Appreciation Right, calculated using the maximum combined Federal and

Colorado income tax rates then in effect and taking into account the tax liability arising from the Participant's receipt of the Supplemental Bonus. The Committee may, in its discretion, elect to pay any part or all of the Supplemental Bonus in: (i) cash; (ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock. The provisions of Section 9.3 shall apply to the giving of notice, the determination of the number of shares to be delivered, and the time for delivering shares. In applying Section 9.3, the Supplemental Bonus shall be treated as if it were a Stock Appreciation Right that the Participant exercised on the day the Supplemental Bonus became payable.

VIII.    RESTRICTED STOCK GRANTS

         8.1 GRANTS OF RESTRICTED STOCK. The Committee may, from time to time, grant rights to acquire shares of Common Stock ("Restricted Shares" or "Shares") to any Participant. The Committee shall establish all terms and conditions of the grant, including the number of Restricted Shares subject to the grant, the purchase price, if any to be paid by the Grantee for such shares and restrictions applicable to the Restricted Shares. The restrictions placed on the Restricted Shares may include restrictions on transfer of all or a portion of the Restricted Shares, provisions for the forfeiture of such Shares in specified circumstances, a right of the Company to repurchase the Restricted Shares and the conditions (including price) of such repurchase, and a right of first refusal in the Company to purchase the Shares before the Shares may be transferred to a third party. Each Restricted Stock Grant shall be evidenced by an agreement ("Restricted Stock Agreement") between the Company and the Participant setting forth the terms of the Restricted Stock Grant.

         8.2 RIGHTS OF GRANTEE. Shares of Common Stock that are issued as a Restricted Stock Grant shall be issued in the name of the Grantee as soon as reasonably practicable after the grant upon acceptance of the restrictions by the Grantee in a Restricted Stock Agreement. At the sole discretion of the Committee, certificates for the Restricted Stock will be deposited with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise, and as set forth in the Restricted Stock Agreement, upon delivery of the Restricted Stock to the escrow agent, the Participant will have the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Shares and to receive dividends or other distributions as described in Section 8.8.

         8.3 NON-TRANSFERABILITY. Until all restrictions upon the shares of Restricted Stock awarded to a Participant have lapsed in the manner set forth in
Section 8.4, the Shares shall not be sold, transferred or otherwise disposed of by the Participant, nor pledged or otherwise hypothecated, nor will the certificates representing the Restricted Shares be delivered to the Participant.

         8.4 LAPSE OF RESTRICTIONS. Restrictions upon shares of Restricted Stock awarded hereunder will lapse at such time or times and on such terms and conditions as the Committee may determine. The Restricted Stock Agreement evidencing the Restricted Stock Grant will set forth any such terms and conditions.

         8.5 FORFEITURE OF RESTRICTED STOCK. All shares of Restricted Stock will be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Share will terminate unless the Participant continues in the service of the Company until the expiration of a forfeiture period set forth in the Restricted Stock Agreement and satisfies any and all other conditions set forth in said Agreement. The Committee, in its sole discretion, may determine the forfeiture period (which may, but need not, lapse in installments) in any other terms or conditions applicable to any Restricted Stock Grant.

         8.6 WAIVER OF FORFEITURE. Notwithstanding anything in this Section VIII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and other conditions set forth in any

Restricted Stock Agreement under appropriate circumstances, including, without limitation, the death, disability or retirement of the Participant or a material change in circumstances arising after the date of Grant, and subject to such terms and conditions (including, without limitation, forfeiture of a proportionate number of the Restricted Shares) as the Committee deems appropriate.

         8.7 MODIFICATION OR SUBSTITUTION. Subject to the terms of the Plan, the Committee may modify outstanding awards of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent that the restrictions on such Shares have not yet lapsed) and award new Restricted Stock Grants in substitution for them. Notwithstanding the foregoing, no modification of an award will adversely alter or impair any rights or obligations under the Restricted Stock Agreement without the Participant's consent.

         8.8 TREATMENT OF DIVIDENDS. At the time a grant of Restricted Stock is awarded, the Committee may, in its sole discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Common Stock by the Company will be (i) deferred until the lapsing of the restrictions imposed upon such Common Stock and (ii) held by the Company for the account of Participant until such time. In the event that dividends are to be deferred, the Committee will determine whether such dividends are to be reinvested in additional Shares of Common Stock (which will be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or a portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. Payment of deferred dividends in respect of the Shares of Restricted Stock (whether held in cash or as additional Restricted Shares) together with interest accrued thereon, if any, will be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred, together with any interest accrued thereon, in any respect of any Restricted Shares, will be forfeited upon the forfeiture of such Shares of Restricted Stock.

         8.9 DELIVERY OF COMMON STOCK. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee will cause a stock certificate to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.

IX.      STOCK APPRECIATION RIGHTS

         9.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee may, from time to time, grant Stock Appreciation Rights to a Participant with respect to not more than the number of shares of Common Stock which are, or may become, purchasable under any Stock Option held by the Participant. The Committee may, in its sole discretion, specify the terms and conditions of such rights, including without limitation the date or dates upon which such rights shall expire and become void and unexercisable; provided, however, that in no event shall such rights expire and become void and unexercisable later than the time when the related Stock Option is exercised, expires or terminates. Each Participant to whom Stock Appreciation Rights are granted shall be given written notice advising him of the grant of such rights and specifying the terms and conditions of the rights, which shall be subject to all the provisions of this Plan.

         9.2 EXERCISE OF STOCK APPRECIATION RIGHTS. Subject to Section 9.3, and in lieu of purchasing shares of Common Stock upon the exercise of a Stock Option held by him, a Participant may elect to exercise the Stock Appreciation Rights, if any, he has been granted and receive payment of the Redemption Value of all, or any portion, of the number of shares of Common Stock subject to such Stock Option with respect to which he has been granted Stock Appreciation Rights; provided, however, that the Stock Appreciation Rights may be exercised only when the Fair Market Value of the Common Stock subject to such Stock Option exceeds the exercise price of the Stock Option. A Participant shall exercise his Stock Appreciation Rights by delivering a written notice to the Committee specifying the number of shares with respect to which he exercises Stock Appreciation Rights and agreeing to surrender the right to purchase an equivalent number of shares of Common Stock subject to his Stock Option. If a Participant exercises Stock Appreciation Rights, payment of his Stock Appreciation Rights shall be made in accordance with Section 9.3 on or before the 90th day after the date of exercise of the Stock Appreciation Rights.

         9.3 FORM OF PAYMENT. If a Participant elects to exercise Stock Appreciation Rights as provided in Section 9.2, the Committee may, in its absolute discretion, elect to pay any part or all of the Redemption Value of the shares with respect to which the Participant has exercised Stock Appreciation Rights in: (i) cash; (ii) shares of Common Stock; or (iii) any combination of cash and shares of Common Stock. The Committee's election pursuant to this
Section 9.3 shall be made by giving written notice to the Participant within said 90-day period, which notice shall specify the portion which the Committee elects to pay in cash, shares of Common Stock or a combination thereof. In the event any portion is to be paid in shares of Common Stock, the number of shares to be delivered shall be determined by dividing the amount which the Committee elects to pay in shares of Common Stock by the Fair Market Value of one share of Common Stock on the date of exercise of the Stock Appreciation Rights. Any fractional share resulting from any such calculation shall be disregarded. Said shares, together with any cash payable to the Participant, shall be delivered within said 90-day period.

X.       NO CONTRACT OF EMPLOYMENT

         Nothing in this Plan shall confer upon the Participant the right to maintain its relationship with the Company or any Participating Subsidiary, whether as an Employee, Consultant or otherwise, nor shall it interfere in any way with any right of the Company, or any such Participating Subsidiary, to terminate its relationship with the Participant at any time for any reason whatsoever, with or without cause.

XI.      NO RIGHTS AS A STOCKHOLDER

         A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section 6.2, no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option.

XII.     ASSIGNABILITY

         No Equity Compensation Grants granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or, in the case of a Non-ISO, pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, permit an assignment or transfer of a Non-ISO by a Participant and the exercise thereof by a person other than such Participant, on such terms and conditions as the Committee in its sole discretion may determine. In the event of his death, the Stock Option, any Stock Appreciation Right or Supplemental Bonus right, the rights under a Restricted Stock Grant may be exercised by the Personal Representative of the Participant's estate or, if no Personal Representative has been appointed, by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution.

XIII.    MERGER OR LIQUIDATION OF THE COMPANY

         If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all rights under Equity Compensation Grants outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable in full as of such date even though the dates of exercise established pursuant to an applicable Stock Option Agreement or Restricted Stock Agreement have not yet occurred.

XIV.     AMENDMENT

         The Board may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company,
(i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section 6.2), (ii) materially increase the benefits accruing to Participants under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

XV.      REGISTRATION OF OPTIONED SHARES

         The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Securities Act of 1933, as amended, and from the qualification requirements of any state securities law.

XVI.     WITHHOLDING TAXES

         The Company, or Participating Subsidiary, may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company, or the Participating Subsidiary, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Equity Compensation Grant including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of rights under any Equity Compensation Grant, until the Participant reimburses the Company, or Participating Subsidiary, for the amount the Company or Participating Subsidiary is required to withhold with respect to such taxes, or canceling any portion of such payment or issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold. Notwithstanding any other provision of this Plan, whenever any such withholding of taxes is required in connection with any such Equity Compensation Grant, issued to a Participant who is subject to Section 16 of the Securities Exchange Act of 1934, shares of Common Stock shall be withheld as the method of reimbursement for such tax withholding in lieu of any other form of withholding under the Plan.

XVII.    NON-EXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the

Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, consultants and directors generally, or to any class or group of employees, consultants or directors, which the Company or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

XVIII.   EFFECTIVE DATE; PRIOR PLAN NOT SUPERSEDED

         18.1 EFFECTIVE DATE OF PLAN. This 2006 Equity Compensation Plan was adopted by the Board of Directors effective as of May 3, 2006 (the "Effective Date") and will be submitted for approval by the Company's stockholders at the Company's annual meeting of stockholders on August 2, 2006.

         18.2 1995 PLAN NOT SUPERSEDED. This 2006 Equity Compensation Plan does not supersede or otherwise affect the 1995 Stock Option Plan adopted August 15, 1995, and approved by the Company's stockholders on May 23, 1996. All options granted under the 1995 Plan remain valid and shall continue to be governed by the provisions of the 1995 Plan.

         18.3 TERM OF PLAN. No Equity Compensation Grant shall be granted under this 2006 Equity Compensation Plan subsequent to ten (10) years after the Effective Date. Stock options outstanding subsequent to the ten years after the Effective Date shall continue to be governed by the provisions of the Plan.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                            AIR METHODS CORPORATION

                                 August 2, 2006

                           Please date, sign and mail
                             your proxy card in the
                     envelope provided as soon as possible.

   * Please detach along perforated line and mail in the envelope provided. *

------------------------------------------------------------------------------
   The director nominees below are proposed by the Board of Directors of Air
                              Methods Corporation.


        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. ELECTION OF DIRECTORS:

                        NOMINEES:
[ ]FOR ALL NOMINEES     O  Ralph J. Bernstein
                        O  Lowell D. Miller, Ph.D.
[ ]WITHHOLD AUTHORITY   O  Paul H. Tate
   FOR ALL NOMINEES

[ ]FOR ALL EXCEPT
  (See instructions below)
                                                FOR   AGAINST   ABSTAIN
2. APPROVAL OF 2006 EQUITY COMPENSATION PLAN:   [ ]      [ ]      [ ]

3. In their discretion, the proxies are authorized to vote upon such other matters as may be incidental to the conduct of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2 AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this
method.                                                                     [ ]

Signature of Stockholder ____________________  Date: __________
Signature of Stockholder ____________________  Date: __________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                     PROXY
                            AIR METHODS CORPORATION

                            7301 South Peoria Street
                           Englewood, Colorado 80112

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Aaron D. Todd and Trent J. Carman, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent, and to vote as designated on the reverse side, all the shares of common stock of Air Methods Corporation held of record by the undersigned on June 13, 2006 at the Annual Meeting of Stockholders to be held on August 2, 2006 or any adjournment or postponement thereof upon the following matters, as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated June 28, 2006, copies of which have been received by the undersigned.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                       ANNUAL MEETING OF STOCKHOLDERS OF

                            AIR METHODS CORPORATION

                                 August 2, 2006


                           PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     - OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

                                     - OR -

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER  ___________

ACCOUNT NUMBER  ___________

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

    * Please detach along perforated line and mail in the envelope provided * IF you are not voting via telephone or the Internet.
-------------------------------------------------------------------------------

   The director nominees below are proposed by the Board of Directors of Air
                              Methods Corporation.

        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. ELECTION OF DIRECTORS:

NOMINEES:
[ ]FOR ALL NOMINEES     O Ralph J. Bernstein
                        O Lowell D. Miller, Ph.D.
[ ]WITHHOLD AUTHORITY   O Paul H. Tate
   OR ALL NOMINEES

[ ]FOR ALL EXCEPT
   (See instructions below)

                                                  FOR     AGAINST    ABSTAIN
2. APPROVAL OF 2006 EQUITY COMPENSATION PLAN:     [ ]       [ ]       [ ]

3. In their discretion, the proxies are authorized to vote upon such other matters as may be incidental to the conduct of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2 AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to
withhold, as shown here:    O

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this
method.                                                                   [ ]

Signature of Stockholder ____________________  Date: __________
Signature of Stockholder ____________________  Date: __________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.